Exhibit 99.1

TIPTREE REPORTS FIRST QUARTER 2019 RESULTS

•	Revenues of $183.9 million for the quarter, up 24.2% from the prior year period.

•	Net income before non-controlling interests of $4.3 million for the quarter, a decrease of $24.7 million driven by the non-repeat gain on sale of Care in the prior year period.

•	Operating EBITDA(1) of $12.6 million for the quarter, an increase of $3.7 million, or 41.6% from the prior year period.

•	Book value per share(2) as of March 31, 2019 was $11.12, which including dividends paid represents a 6.3%(3) year over year return.

•	Declared a dividend of $0.04 per share (an increase of 14.3%) to stockholders of record on May 20, 2019 with a payment date of May 27, 2019.

New York, New York - May 6, 2019 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a holding company that combines specialty insurance operations with investment management, today announced its financial results for the three months ended March 31, 2019.
Summary Consolidated Statements of Operations

($ in millions, except per share information)	Three Months Ended March 31,
GAAP:	2019	2018
Total revenues	$183.9	$148.1
Net income before non-controlling interests	$4.3	$29.0
Net income attributable to Common Stockholders	$3.9	$23.6
Diluted earnings per share	$0.11	$0.79

Non-GAAP: (1)
Operating EBITDA	$12.6	$8.9
Adjusted EBITDA	$14.6	$5.4
Book value per share (2)	$11.12	$10.59
(1) For further information relating to the Company’s Operating EBITDA, Adjusted EBITDA and Book value per share, including a reconciliation to GAAP financials, see “—Non-GAAP Reconciliations” below.
(2) For periods prior to April 10, 2018, book value per share assumed full exchange of limited partnership units of Tiptree Financial Partners, L.P. (“TFP”) for common stock.
(3) Total return per share as of March 31, 2019 defined as cumulative dividends paid of $0.135 per share plus growth in book value per share from March 31, 2018.

Earnings Conference Call
Tiptree will host a conference call on Tuesday, May 7, 2019 at 9:00 a.m. Eastern Time to discuss its first quarter 2019 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Tuesday, May 7, 2019 at 1:00 p.m. Eastern Time, until midnight Eastern on Tuesday, May 14, 2019. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13689359.

Q1’19 Financial Overview

Overall:

•	Delivered quarterly return of 3.1%, as measured by growth in book value per share plus dividends paid.

•	Year-to-date 2019, we purchased and retired 1,472,730 shares of our Common Stock for $9.1 million through open market and block purchases.

•	Increased our quarterly dividend for the third consecutive year to $0.04 per share, a 14.3% increase.

Insurance:

•	Gross written premiums for first quarter 2019 were $198.4 million, with net written premiums of $121.0 million, up 10.8%, driven by growth in credit and warranty products.

•	Continued to expand product offerings while maintaining a consistent combined ratio of 93.5%.

•	Within our insurance investment portfolio, we reduced our exposure to levered credit by selling approximately $80.0 million of assets and repaying asset-based debt.

Tiptree Capital:

•
In 2019, began re-positioning our asset management platform, by agreeing to invest $75 million to seed new investment funds in exchange for management control of, and a profit participation in, Corvid Peak (formerly known as Tricadia).

Consolidated Results of Operations
Revenues

For the three months ended March 31, 2019, revenues were $183.9 million, which increased $35.8 million, or 24.2%, over the prior year period. The increase was driven by growth in earned premiums, service and administrative fees, and realized and unrealized gains. Earned premiums were $119.0 million for the three months ended March 31, 2019, up from $101.6 million in the comparable 2018 period driven by growth in net written premiums. The combination of unearned premiums and deferred revenues on the balance sheet grew by $84.9 million, or 14.7%, from March 31, 2018 to March 31, 2019 as a result of increased written premiums in credit protection, warranty and other specialty programs.

Net Income before non-controlling interests

For the three months ended March 31, 2019, net income before non-controlling interests was $4.3 million compared to $29.0 million in the 2018 period, a decrease of $24.7 million. The decrease was driven by the non-repeat gain on sale of Care in 2018, partially offset by improved insurance operating performance and increased realized and unrealized gains on investments within Tiptree Capital and our insurance investment portfolio.

Net Income Available to Common Stockholders

For the three months ended March 31, 2019, net income available to Common Stockholders was $3.9 million, a decrease of $19.6 million from the prior year period. The key drivers of net income available to Common Stockholders were the same factors which impacted the net income before non-controlling interests.

Income before taxes (from continuing and discontinued operations)

The table below highlights key drivers impacting our consolidated results on a pre-tax basis. Many of our investments are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these investments to be relatively volatile between periods in contrast to our fixed income securities, which are marked to market through accumulated other comprehensive income (“AOCI”) in stockholders equity. On February 1, 2018, we sold our senior living operations to Invesque in exchange for a net of 16.6 million shares of Invesque common stock which resulted in a pre-tax gain on sale of $56.9 million in 2018, of which $46.2 million was recorded in the three months ended March 31, 2018.

($ in millions)	Three Months Ended March 31,
	2019	2018
Net realized and unrealized gains (losses)(1)	$4.0	$(7.7)
Discontinued operations (Care)(2)	$—	$46.8
(1) Excludes Mortgage realized and unrealized gains and losses - Performing and NPLs.
(2) Represents Care for the three months ended March 31, 2018 including a $46.2 million pre-tax gain on sale.

Non-GAAP

Management uses Operating EBITDA, Adjusted EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA and Adjusted EBITDA provides supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Operating EBITDA for the three months ended March 31, 2019 was $12.6 million compared to $8.9 million for the 2018 period, an increase of $3.7 million, or 41.6%. The key drivers of the change were driven by increased Operating EBITDA from specialty insurance operations, improved performance in Tiptree Capital, and reduced corporate expenses.

Total stockholders’ equity was $394.6 million as of March 31, 2019 compared to $407.7 million as of March 31, 2018, primarily driven by net income, more than offset by share repurchases and dividends paid. Over the past twelve months, Tiptree returned $28.0 million to shareholders through share repurchases and dividends paid. Book value per share for the period ended March 31, 2019 was $11.12, an increase from book value per share, as exchanged, of $10.59 as of March 31, 2018. The key drivers of the period-over-period impact were earnings per share and the purchase of 3.6 million shares at an average 40% discount to book value. Those increases were partially offset by dividends paid of $0.135 per share and officer compensation share issuances.

Results by Segment

Tiptree is a holding company that combines insurance operations with investment management capabilities. Our principal operating subsidiary is a leading provider of specialty insurance products and related services. We also allocate capital across a broad spectrum of businesses, assets and other investments, which we refer to as Tiptree Capital. As such, we classify our business into one reportable segment, specialty insurance, with the remainder of our non-insurance operations aggregated into Tiptree Capital. Corporate activities include holding company interest expense, employee compensation and benefits, and other expenses. The following table presents the components of total pre-tax income including continuing and discontinued operations.

Pre-tax Income

($ in millions)	Three Months Ended March 31,
	2019	2018
Specialty Insurance	$8.1	$1.3
Tiptree Capital	5.9	(1.7)
Corporate	(8.9)	(6.7)
Pre-tax income (loss) from continuing operations	$5.1	$(7.1)
Pre-tax income (loss) from discontinued operations (1)	$—	$46.8

(1)	Represents Care for the three months ended March 31, 2018 which includes $46.2 million pre-tax gain on sale.

Operating EBITDA - Non-GAAP (1)
The following tables present the components of Operating EBITDA.

($ in millions)	Three Months Ended March 31,
	2019	2018
Specialty Insurance	$13.7	$13.3
Tiptree Capital (2)	4.7	3.3
Corporate	(5.8)	(7.7)
Operating EBITDA	$12.6	$8.9

(1)	For further information relating to the Company’s Total Capital and Operating EBITDA, including a reconciliation to GAAP total stockholders equity and pre-tax income, see “—Non-GAAP Reconciliations.”

(2)
Includes discontinued operations related to Care. As of February 1, 2018, invested capital from Care discontinued operations is represented by our investment in Invesque common shares. For more information, see “Note—(3) Dispositions, Assets Held for Sale and Discontinued Operations” in our Form 10-Q for the quarter ended March 31, 2019.

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that combines insurance operations with investment management expertise. The Company’s principal operating subsidiary is a leading provider of specialty insurance products and related services, including credit protection, warranty, and programs which underwrite niche personal and commercial lines of insurance. The Company also allocates capital across a broad spectrum of investments, which is referred to as Tiptree Capital. Today, Tiptree Capital consists of asset management operations, mortgage operations and other investments. For more information, please visit www.tiptreeinc.com.
Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)

	As of
	March 31, 2019	December 31, 2018
Assets:
Investments:
Available for sale securities, at fair value	$283,929	$283,563
Loans, at fair value	125,145	215,383
Equity securities	122,592	122,979
Other investments	76,741	75,002
Total investments	608,407	696,927
Cash and cash equivalents	88,079	86,003
Restricted cash	13,062	10,521
Notes and accounts receivable, net	231,990	223,105
Reinsurance receivables	420,996	420,351
Deferred acquisition costs	170,727	170,063
Goodwill	91,562	91,562
Intangible assets, net	50,098	52,121
Other assets	70,465	46,034
Assets held for sale	69,454	68,231
Total assets	$1,814,840	$1,864,918

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$282,798	$354,083
Unearned premiums	589,074	599,444
Policy liabilities and unpaid claims	130,585	131,611
Deferred revenue	75,276	75,754
Reinsurance payable	115,029	117,597
Other liabilities and accrued expenses	163,224	124,190
Liabilities held for sale	64,199	62,980
Total liabilities	$1,420,185	$1,465,659

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common Stock: $0.001 par value, 200,000,000 shares authorized, 34,505,781 and 35,870,348 shares issued and outstanding, respectively	35	36
Additional paid-in capital	323,334	331,892
Accumulated other comprehensive income (loss), net of tax	251	(2,058)
Retained earnings	60,015	57,231
Total Tiptree Inc. stockholders’ equity	383,635	387,101
Non-controlling interests - Other	11,020	12,158
Total stockholders’ equity	394,655	399,259
Total liabilities and stockholders’ equity	$1,814,840	$1,864,918

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended March 31,
	2019	2018
Revenues:
Earned premiums, net	$118,973	$101,645
Service and administrative fees	25,895	24,576
Ceding commissions	2,504	2,283
Net investment income	4,301	4,205
Net realized and unrealized gains (losses)	20,151	7,384
Other revenue	12,079	7,979
Total revenues	183,903	148,072
Expenses:
Policy and contract benefits	40,841	36,626
Commission expense	74,903	62,633
Employee compensation and benefits	29,153	27,788
Interest expense	6,920	5,946
Depreciation and amortization	3,094	2,957
Other expenses	23,837	19,165
Total expenses	178,748	155,115
Income (loss) before taxes from continuing operations	5,155	(7,043)
Less: provision (benefit) for income taxes	854	(1,568)
Net income (loss) from continuing operations	4,301	(5,475)
Discontinued operations:
Income (loss) before taxes from discontinued operations	—	624
Gain on sale of discontinued operations	—	46,184
Less: Provision (benefit) for income taxes	—	12,327
Net income (loss) from discontinued operations	—	34,481
Net income (loss) before non-controlling interests	4,301	29,006
Less: net income (loss) attributable to non-controlling interests - TFP	—	5,392
Less: net income (loss) attributable to non-controlling interests - Other	376	54
Net income (loss) attributable to Common Stockholders	$3,925	$23,560

Net income (loss) per Common Share:
Basic, continuing operations, net	$0.11	$(0.15)
Basic, discontinued operations, net	—	0.94
Basic earnings per share	$0.11	$0.79

Diluted, continuing operations, net	0.11	(0.15)
Diluted, discontinued operations, net	—	0.94
Diluted earnings per share	$0.11	$0.79

Weighted average number of Common Shares:
Basic	34,673,054	29,861,496
Diluted	34,673,054	29,861,496

Dividends declared per Common Share	$0.040	$0.035

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The Company defines Adjusted EBITDA as GAAP net income of the Company adjusted to add (i) corporate interest expense, consolidated income taxes and consolidated depreciation and amortization expense, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, and (iv) any significant non-recurring expenses. Operating EBITDA represents Adjusted EBITDA plus stock based compensation expense, less realized and unrealized gains and losses and less third party non-controlling interests. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income.

($ in millions)	Three Months Ended March 31,
	2019	2018
Net income (loss) attributable to Common Stockholders	$3.9	$23.6
Add: net (loss) income attributable to noncontrolling interests	0.4	5.4
Less: net income from discontinued operations	—	34.5
Income (loss) from continuing operations	$4.3	$(5.5)
Corporate Debt related interest expense(1)	5.0	3.8
Consolidated income tax expense (benefit)	0.9	(1.6)
Depreciation and amortization expense(2)	3.0	2.8
Non-cash fair value adjustments(3)	(0.6)	0.1
Non-recurring expenses(4)	2.0	(0.3)
Adjusted EBITDA from continuing operations	$14.6	$(0.7)
Add: Stock-based compensation expense	1.4	1.2
Add: Vessel depreciation, net of capital expenditures	0.6	—
Less: Realized and unrealized gain (loss)(5)	4.0	(7.7)
Less: Third party non-controlling interests(6)	—	(0.1)
Operating EBITDA from continuing operations	$12.6	$8.3

Income (loss) from discontinued operations	$—	$34.5
Consolidated income tax expense (benefit)	—	12.3
Non-cash fair value adjustments (3)	—	(40.7)
Adjusted EBITDA from discontinued operations	$—	$6.1
Less: Realized and unrealized gain (loss) (5)	—	5.5
Operating EBITDA from discontinued operations	$—	$0.6
Total Adjusted EBITDA	$14.6	$5.4
Total Operating EBITDA	$12.6	$8.9
_______________________________

(1)
Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance and asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(2)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(3)
For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(4)
Acquisition, start-up and disposition costs including debt extinguishment, legal, taxes, banker fees and other costs. In 2018, includes payments pursuant to a separation agreement, dated November 10, 2015.

(5)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.
(6)	Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The tables below present Adjusted EBITDA and Operating EBITDA by business component.

	Three Months Ended March 31, 2019
($ in millions)	Specialty Insurance	Tiptree Capital (1)	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$8.1	$5.9	$(8.9)	$5.1
Adjustments:
Corporate Debt related interest expense(2)	3.4	—	1.6	5.0
Depreciation and amortization expenses(3)	2.2	0.8	0.1	3.1
Non-cash fair value adjustments(4)	—	(0.6)	—	(0.6)
Non-recurring expenses(5)	1.3	—	0.7	2.0
Adjusted EBITDA	$15.0	$6.1	$(6.5)	$14.6
Add: Stock-based compensation expense	0.6	0.1	0.7	1.4
Add: Vessel depreciation, net of capital expenditures	—	0.6	—	0.6
Less: Realized and unrealized gain (loss)(6)	1.9	2.1	—	4.0
Operating EBITDA	$13.7	$4.7	$(5.8)	$12.6

	Three Months Ended March 31, 2018
($ in millions)	Specialty Insurance	Tiptree Capital (1)	Corporate Expenses	Total
Pre-tax income/(loss) from continuing ops	$1.3	$(1.7)	$(6.7)	$(7.1)
Pre-tax income/(loss) from discontinued ops	—	46.8	—	46.8
Adjustments:
Corporate Debt related interest expense(2)	3.2	—	0.6	3.8
Depreciation and amortization expenses(3)	2.5	0.2	0.1	2.8
Non-cash fair value adjustments(4)	0.1	(40.7)	—	(40.6)
Non-recurring expenses(5)	1.1	0.9	(2.3)	(0.3)
Adjusted EBITDA	$8.2	$5.5	$(8.3)	$5.4
Add: Stock-based compensation expense	0.6	$—	0.6	1.2
Less: Realized and unrealized gain (loss)(6)	(4.5)	2.3	—	(2.2)
Less: Third party non-controlling interests(7)	—	(0.1)	—	(0.1)
Operating EBITDA	$13.3	$3.3	$(7.7)	$8.9
_______________________________
The footnotes below correspond to the tables above, under “—Adjusted EBITDA and Operating EBITDA - Non-GAAP”

(1)
Includes discontinued operations related to Care. For more information, see “Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations” in our Form 10-Q for the quarter ended March 31, 2019.

(2)
Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance and asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(3)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(4)
For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(5)
Acquisition, start-up and disposition costs including debt extinguishment, legal, taxes, banker fees and other costs. In 2018, includes payments pursuant to a separation agreement, dated November 10, 2015.

(6)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.
(7)	Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in millions, except per share information)	As of March 31,
	2019	2018
Total stockholders’ equity	$394.6	$407.7
Less non-controlling interest - other	11.0	5.4
Total stockholders’ equity, net of non-controlling interests - other	$383.6	$402.3
Total Common shares outstanding	34.5	29.9
Total Class B shares outstanding	—	8.0
Total shares outstanding	34.5	37.9
Book value per share(1)	$11.12	$10.59
(1) For periods prior to April 10, 2018, book value per share assumes full exchange of the limited partners units of TFP for Common Stock.